Term sheet No. 1782
To underlying supplement No. 5 dated September 28, 2012,
underlying supplement No. 7 dated March 4, 2013,
prospectus supplement dated September 28, 2012 and
prospectus dated September 28, 2012
Registration Statement No. 333-184193 Dated June 18, 2013; Rule 433
Deutsche Bank AG, London Branch
$           Tracker Notes Linked to a Basket due June 23*, 2016
General
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The Tracker Notes (the “securities”) are designed for investors who seek a return at maturity that offers exposure to the performance of a weighted basket (the “Basket”) that consists of 100% of the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”), 50% of the Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”), 25% of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and 25% of the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”), as set forth in the table below. We refer to each of the Fed Funds Index, the ProVol Hedge Index, EMERALD and EMERALD EM as a “Basket Component” and together the “Basket Components.” The return of each of the ProVol Hedge Index, EMERALD and EMERALD EM is reduced by its respective Adjustment Factor.

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The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. The securities do not pay any coupons and investors should be willing to lose some or all of their initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors.

•	Any payment at maturity is subject to the credit of the Issuer.
•	Senior unsecured obligations of Deutsche Bank AG due June 23*, 2016.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities are expected to price on or about June 18*, 2013 (the “Trade Date”) and are expected to settle on or about June 21*, 2013 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch

Issue Price:	100% of the Face Amount

Basket:	The securities are linked to the performance of a weighted basket consisting of four Basket Components, as set forth below.
Basket Component	Ticker Symbol	Component Weighting	Initial Level†
Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”)	DBMMFED1	100.00%
Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”)	DBVEPVH	50.00%
Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	25.00%
Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”)	DBVEMREM	25.00%
†The Initial Level for each Basket Component will be set on the Trade Date.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-9 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplements, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$0.00	$1,000.00
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The agent for this offering is our affiliate.  For more information see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities

June 18, 2013

Redemption Amount:
At maturity or upon the occurrence of a Redemption Trigger Event, you will receive a cash payment per $1,000 Face Amount of securities on the Maturity Date or the Redemption Trigger Payment Date, as applicable, calculated as follows:

$1,000 x	(	Final Basket Level	)
Initial Basket Level

The return of each of the ProVol Hedge Index, EMERALD and EMERALD EM is reduced by its applicable Adjustment Factor regardless of whether such Basket Component increases or decreases. You will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors. Any payment at maturity or upon a Redemption Trigger Event is subject to the credit of the Issuer. In no event will the Redemption Amount be less than zero.

Initial Basket Level:	100
Final Basket Level:	The Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Basket Level:
The Basket Level on any trading day will be calculated as follows:
100 × [1 + (1.00 × Fed Funds Index Performance) + (0.50 × ProVol Hedge Index Performance) + (0.25 × EMERALD Performance) + (0.25 × EMERALD EM Performance)]

The Fed Funds Index Performance, ProVol Hedge Index Performance, EMERALD Performance and EMERALD EM Performance refer to the Performance of the Fed Funds Index, the ProVol Hedge Index, EMERALD and EMERALD EM, respectively.

Performance:	The Performance of the Fed Funds Index from its Initial Level to its Final Level will be calculated as follows:
(	Final Level	) — 1
Initial Level

The Performance of the ProVol Hedge Index, EMERALD and EMERALD EM from their respective Initial Levels to their respective Final Levels will each be calculated as follows:
(	Final Level	) x Adjustment Factor — 1
Initial Level
Initial Level:	For each Basket Component, the Closing Level for such Basket Component on the Trade Date, as set forth in the table above
Final Level:	For each Basket Component, the Closing Level for such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Closing Level:	For each Basket Component, the closing level for such Basket Component on the applicable trading day
Adjustment Factors:	Basket Component	Adjustment Factor
	ProVol Hedge Index	1 - (0.0125 x (Days / 365))
	EMERALD	1 - (0.0125 x (Days / 365))
	EMERALD EM	1 - (0.0125 x (Days / 365))
where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant Final Valuation Date or day of calculation, as applicable.
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding the Final Valuation Date is less than the Redemption Trigger Level. If a Redemption Trigger Event occurs, the securities will be redeemed by the Issuer on the Redemption Trigger Payment Date for the Redemption Amount calculated as of the Redemption Trigger Valuation Date.

Redemption Trigger Level:	20
Trade Date:	June 18*, 2013
Settlement Date:	June 21*, 2013
Final Valuation Date††:	June 20*, 2016
Redemption Trigger Valuation Date††:	The trading day on which a Redemption Trigger Event first occurs
Redemption Trigger Payment Date††:	The third business day following the relevant Redemption Trigger Valuation Date
Maturity Date††:	June 23*, 2016
Listing:	The securities will not be listed on a securities exchange.
CUSIP/ISIN:	25152RDM2 / US25152RDM25

*Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date and the Maturity Date may be changed so that the stated term of the securities remains the same.
†† Subject to postponement as described under “General Terms of the Securities – Adjustments to Valuation Dates and Payment Dates” in this term sheet.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with the underlying supplement No. 5 dated September 28, 2012, the underlying supplement No. 7 dated March 4, 2013, prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005094/crt-dp33101_424b2.pdf

•	Underlying supplement No. 7 dated March 4, 2013:
http://www.sec.gov/Archives/edgar/data/1159508/000095010313001505/crt_dp36725-424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplements and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Components, payable at maturity or upon a Redemption Trigger Event. These examples illustrate that you will lose some or all of your initial investment if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the applicable Adjustment Factors. Your investment will be fully exposed to any increase or decline in the level of the Basket. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 1,098 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Redemption Amount at Maturity

The following first five examples illustrate the hypothetical Redemption Amount per $1,000 Face Amount of securities payable at maturity. For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
Example 1: Fed Funds Index	1.00%	1.00%
ProVol Hedge Index	10.00%	5.86%
EMERALD	15.00%	10.68%
EMERALD EM	5.00%	1.05%
Final Basket Level		106.864
Redemption Amount		$1,068.64
Return on the Securities		6.86%
Example 2: Fed Funds Index	1.00%	1.00%
ProVol Hedge Index	1.00%	-2.80%
EMERALD	1.00%	-2.80%
EMERALD EM	1.00%	-2.80%
Final Basket Level		98.202
Redemption Amount		$982.02
Return on the Securities		-1.80%
Example 3: Fed Funds Index	1.00%	1.00%
ProVol Hedge Index	-20.00%	-23.01%
EMERALD	10.00%	5.86%
EMERALD EM	10.00%	5.86%
Final Basket Level		92.428
Redemption Amount		$924.28
Return on the Securities		-7.57%
Example 4: Fed Funds Index	1.00%	1.00%
ProVol Hedge Index	-15.00%	-18.20%
EMERALD	-10.00%	-13.38%
EMERALD EM	-5.00%	-8.57%
Final Basket Level		86.413
Redemption Amount		$864.13
Return on the Securities		-13.59%

The following examples assume Initial Levels of 150.00 for the Fed Funds Index, 850.00 for the ProVol Hedge Index, 210.00 for EMERALD and 200.00 for EMERALD EM, respectively.

Example 1: The Fed Funds Index increases 1.00% from the Initial Level of 150.00 to the Final Level of 151.50, the ProVol Hedge Index increases 10.00% from the Initial Level of 850.00 to the Final Level of 935.00, EMERALD increases 15.00% from the Initial Level of 210.00 to the Final Level of 241.50 and EMERALD EM increases 5.00% from the Initial Level of 200.00 to the Final Level of 210.00. Assuming a period of 1,098 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 106.864, calculated as follows:

Final Basket Level	=	100 × [1 + (1.00 × Fed Funds Index Performance) + (0.50 × ProVol Hedge Index Performance) + (0.25 × EMERALD Performance) + (0.25 × EMERALD EM Performance)]
	=
100 x [1 + (1.00 x ((151.50/150.00) – 1)) + (0.50 × ((935.00/850.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((241.50/210.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((210.00/200.00) × (1 – 0.0125 × (1,098/365) – 1)))]

	=	106.864

Accordingly, you would receive a Redemption Amount of $1,068.64 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	106.864
				100
	=	$1,068.64

Example 2: The Fed Funds Index increases 1.00% from the Initial Level of 150.00 to the Final Level of 151.50, the ProVol Hedge Index increases 1.00% from the Initial Level of 850.00 to the Final Level of 858.50, EMERALD increases 1.00% from the Initial Level of 210.00 to the Final Level of 212.10 and EMERALD EM increases 1.00% from the Initial Level of 200.00 to the Final Level of 202.00. In this case, even though the Final Levels of the Basket Components are all greater than their respective Initial Levels, you would receive a Redemption Amount at maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the Final Levels are not sufficient to offset the effect of the Adjustment Factors. Assuming a period of 1,098 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 98.202, calculated as follows:

Final Basket Level	=	100 × [1 +(1.00 × Fed Funds Index Performance) + (0.50 × ProVol Hedge Index Performance) + (0.25 × EMERALD Performance) + (0.25 × EMERALD EM Performance)]
	=
100 x [1 + (1.00 x ((151.50/150.00) – 1)) + (0.50 × ((858.50/850.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((212.10/210.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((202.00/200.00) × (1 – 0.0125 × (1,098/365) – 1)))]

	=	98.202

Accordingly, you would receive a Redemption Amount of $982.02 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	98.202
				100
	=	$982.02

Example 3: The Fed Funds Index increases 1.00% from the Initial Level of 150.00 to the Final Level of 151.50, the ProVol Hedge Index decreases 20.00% from the Initial Level of 850.00 to the Final Level of 680.00, EMERALD increases 10.00% from the Initial Level of 210.00 to the Final Level of 231.00 and EMERALD EM increases 10.00% from the Initial Level of 200.00 to the Final Level of 220.00. In this case, even though the Final Levels of EMERALD and EMERALD EM are both greater than their respective Initial Levels, you would receive a Redemption Amount at maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because, after taking into account the Component Weights of the Basket Components, the increases in the Final Levels of EMERALD and EMERALD EM are not sufficient to offset the decrease in the Final Level of the ProVol Hedge Index. Assuming a period of 1,098 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 92.428, calculated as follows:

Final Basket Level	=	100 × [1 + (1.00 × Fed Funds Index Performance) + (0.50 × ProVol Hedge Index Performance) + (0.25 × EMERALD Performance) + (0.25 × EMERALD EM Performance)]
	=
100 x [1 + (1.00 x ((151.50/150.00) – 1)) + (0.50 × ((680.00/850.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((231.00/210.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((220.00/200.00) × (1 – 0.0125 × (1,098/365) – 1)))]

	=	92.428

Accordingly, you would receive a Redemption Amount of $924.28 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	92.428
				100
	=	$924.28

Example 4: The Fed Funds Index increases 1.00% from the Initial Level of 150.00 to the Final Level of 151.50, the ProVol Hedge Index decreases 15.00% from the Initial Level of 850.00 to the Final Level of 722.50, EMERALD decreases 10.00% from the Initial Level of 210.00 to the Final Level of 189.00 and EMERALD EM decreases 5.00% from the Initial Level of 200.00 to the Final Level of 190.00. Assuming a period of 1,098 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 86.413, calculated as follows:

Final Basket Level	=	100 × [1 + (1.00 × Fed Funds Index Performance) + (0.50 × ProVol Hedge Index Performance) + (0.25 × EMERALD Performance) + (0.25 × EMERALD EM Performance)]
	=
100 x [1 + (1.00 x ((151.50/150.00) – 1)) + (0.50 × ((722.50/850.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((189.00/210.00) × (1 – 0.0125 × (1,098/365) – 1))) + (0.25 × ((190.00/200.00) × (1 – 0.0125 × (1,098/365) – 1)))]

	=	86.413

Accordingly, you would receive a Redemption Amount of $864.13 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	86.413
				100
	=	$864.13

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000.00 Face Amount of securities payable upon the occurrence of a Redemption Trigger Event. A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from, but excluding, the Trade Date to, but excluding, the Final Valuation Date is less than the Redemption Trigger Level of 20.00. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities.

The hypothetical Redemption Amount set forth below assumes (i) the Basket Level is greater than or equal to 20.00 on each trading day prior to August 19, 2013, (ii) a Redemption Trigger Event occurs on August 19, 2013, which would be the Redemption Trigger Valuation Date, (iii) August 22, 2013 is the Redemption Trigger Payment Date and (iv) a period of 62 calendar days from the Trade Date to the Redemption Trigger Valuation Date.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
Fed Fund Index	1.00%	1.00%
ProVol Hedge Index	-90.00%	-90.02%
EMERALD	-70.00%	-70.06%
EMERALD EM	-80.00%	-80.04%
Final Basket Level		18.463
Redemption Amount		$184.63
Return on the Securities		-81.54%

Example 5: On August 19, 2013, the Fed Funds Index increases 1.00% from the Initial Level of 150.00 to the Final Level of 151.50, the ProVol Hedge Index decreases 90.00% from the Initial Level of 850.00 to the Final Level of 85.00, EMERALD decreases 70.00% from the Initial Level of 210.00 to the Final Level of 63.00 and EMERALD EM decreases 80.00% from the Initial Level of 200.00 to the Final Level of 40.00. With a period of 62 calendar days from the Trade Date to August 19, 2013, the Redemption Trigger Valuation Date, the Final Basket Level would be 18.463, calculated as follows:

Final Basket Level	=	100 × [1 + (1.0 × Fed Funds Index Performance) + (0.50 × ProVol Hedge Index Performance) + (0.25 × EMERALD Performance) + (0.25 × EMERALD EM Performance)]
	=
100 x [1 + (1.00 x ((151.50/150.00) – 1)) + (0.50 × (85.00/850.00) × (1 – 0.0125 × (62/365) – 1))) + (0.25 × ((63.00/210.00) × (1 – 0.0125 × (62/365) – 1))) + (0.25 × ((40.00/200.00) × (1 – 0.0125 × (62/365) – 1)))]

	=	18.463

In this case, assuming the Basket Level was never less than the Redemption Trigger Level prior to August 19, 2013, a Redemption Trigger Event would occur on August 19, 2013, making August 19, 2013 the Redemption Trigger Valuation Date and August 22, 2013 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level of 20.00 on August 19, 2013. Accordingly, you would receive a Redemption Amount of $184.63 per $1,000.00 Face Amount of securities on the Redemption Trigger Payment Date, calculated as follows. Although the Redemption Trigger Level is 20.00, the Basket Level was less than 20.00 on August 19, 2013 when the Redemption Trigger Event occurs. As a result, you would lose more than 80.00% of your initial investment.

Accordingly, you would receive a Redemption Amount of $184.63 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	18.463
				100
	=	$184.63

Selected Purchase Considerations

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RETURN LINKED TO THE PERFORMANCE OF A WEIGHTED BASKET – The return on the securities offers exposure to the performance of a weighted basket consisting of 100% of the Fed Funds Index, 50% of the ProVol Hedge Index, 25% of EMERALD and 25% of EMERALD EM. Because the securities are our senior obligations, payment of any amount at maturity or upon a Redemption Trigger Event is subject to our ability to pay our obligations as they become due.

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NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the Basket. Your payment at maturity or upon a Redemption Trigger Event will be further reduced by the Adjustment Factors of certain Basket Components. You may lose some or all of your investment in the securities if the levels of the Basket Components as a whole decrease or fail to increase sufficiently to offset the effect of the Adjustment Factors.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, less than or equal to its Initial Level. Because the securities are our senior unsecured obligations, any payment at maturity or upon a Redemption Trigger Event is subject to our ability to pay our obligations as they become due.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, less than or equal to its Initial Level. Because the securities are our senior unsecured obligations, any payment at maturity or upon a Redemption Trigger Event is subject to our ability to pay our obligations as they become due.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO THE REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the Redemption Amount payable on the Redemption Trigger Payment Date based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the levels of the Basket Components subsequently increase. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any increase in the levels of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

•
RETURN LINKED TO THE PERFORMANCE OF FOUR INDICES — The return on the securities, which may be positive or negative, is exposed to the performance of four indices: the Fed Funds Index, the ProVol Hedge Index, EMERALD and EMERALD EM.

The Fed Funds Total Return Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day. For more information on the Fed Funds Index, including information concerning its calculation methodology, please see the section entitled “The Fed Funds Index” in this term sheet.

The Deutsche Bank ProVol Hedge Index (ProVol)

The Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”) is one of three versions of the Deutsche Bank ProVol Indices (the “ProVol Indices”). The ProVol Indices reflect the economic performance over time, less costs, of a strategy designed to generate returns from the expected volatility of the S&P 500® Index by taking a daily rebalanced notional long or short position in the Deutsche Bank Short-Term VIX Futures Index (the “VIX Futures Index”). The VIX Futures Index tracks the market expectation of short-term volatility (i.e., implied volatility) by means of a daily-rolling notional long position in first month and second month futures contracts (the “VIX futures contracts”) on the CBOE Volatility Index® (the “VIX Index”).

Each ProVol Index dynamically adjusts its long and short exposure to the VIX Futures Index based on the size and direction of a signal (the “Signal”) calculated using three volatility indicators and a resulting allocation to the VIX Futures Index (the “Allocation”) based on the Signal. The three volatility indicators are: (i) the probability of being in a high-volatility environment as measured by Deutsche Bank’s proprietary Volatility Regime Model, (ii) three-month implied volatility as measured by the CBOE S&P 500® 3-Month Volatility Index (the “VXV Index”) and (iii) the “steepness” of the implied volatility curve as measured by the ratio of the VXV Index to the VIX Index. In addition to the three volatility indicators, the Signal also takes into account the prior day’s Allocation.

Together, the Signal and Allocation are designed generally to have long exposure to the VIX Futures Index during periods of high realized volatility, when there is a high probability that implied volatility will increase and/or the cost of carrying VIX futures contracts is low, and generally to have short exposure during periods of low realized volatility, when implied volatility is likely to decrease and/or the cost of carrying VIX futures contracts is high. By dynamically allocating its exposure, each ProVol Index seeks to capture returns from both high and low volatility markets and keep costs and risk lower by holding VIX futures contracts only when it is expected to be advantageous to do so.  The ProVol Hedge Index aims to capture more returns from increases in implied volatility than from high carrying costs by applying a leverage factor of 200% (2 times) when the Allocation is positive, generating leveraged long exposure and unleveraged short exposure.  In calculating the levels of the ProVol Indices, Deutsche Bank AG, as the index sponsor, will deduct an index fee (the “Index Fee”).  From and including 2006 to and including 2012, the annual Index Fees for the ProVol Indices have ranged from 0.00% to 7.12%.  Because the calculation for the ProVol Indices began on September 24, 2012, the annual Index Fees from and including 2008 to and including September 23, 2012 were retroactively calculated. This is just a summary of the ProVol Hedge Index. For additional information about the ProVol Hedge Index, please see the section entitled “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 7 dated March 4, 2013.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 dated September 28, 2012.

The Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (EMERALD EM)

EMERALD EM tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the iShares® MSCI Emerging Markets Index Fund (the “MSCI Emerging Markets Index Fund”) on a weekly rolling basis. EMERALD EM was created by Deutsche Bank AG (the “Index Sponsor”) on January 13, 2011 and is calculated, maintained and published by the Index Sponsor. EMERALD EM is denominated in U.S. dollars and its closing level was set to 100 on December 30, 2005, the Index Base Date. This is just a summary of EMERALD EM. For additional information about EMERALD EM, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)” in the accompanying underlying supplement No. 5 dated September 28, 2012.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon a Redemption Trigger Event is linked to the performance of the Basket and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. You will lose some, or all, of your initial investment if the Final Basket Level is less than the Initial Basket Level. Due to the Component Weightings of the Basket Components, you will be 100% exposed to any increase or decrease in the level of the Fed Funds Index, 50% exposed to any increase or decrease in the level of the ProVol Hedge Index, 25% exposed to any increase or decrease in the level of EMERALD and 25% exposed to any increase or decrease in the level of EMERALD EM.  In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, regardless of whether the performance of any relevant Basket Component is positive, zero or negative. Even if the Basket does not decline, you will lose some of your initial investment if the levels of the Basket Components as a whole do not increase sufficiently to offset the effect of the Adjustment Factors.

•	WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If the Basket Level is less than the Redemption Trigger Level on any trading day from, but excluding, the Trade Date to, but excluding, the Final Valuation Date, a Redemption Trigger Event has occurred. Upon the occurrence of a Redemption Trigger Event, we will redeem the securities on the Redemption Trigger Payment Date for the Redemption Amount calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any increase in the levels of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced because of the inclusion of the Adjustment Factors in the calculation of the performance of the ProVol Hedge Index, EMERALD and EMERALD EM. The Adjustment Factors for each of the ProVol Hedge Index, EMERALD and EMERALD EM reduce the performance of the respective Basket Component by approximately 125 basis points (1.25%) each year the securities remain outstanding. Due to the Component Weightings of the Basket Components, you will be 50% exposed to the Adjustment Factor of the ProVol Hedge Index, 25% exposed to the Adjustment Factor of EMERALD and 25% exposed to the Adjustment Factor of EMERALD EM. The dollar amount by which the Adjustment Factors reduce the Redemption Amount increases as the Final Levels of the Basket Components increase relative to the relevant Initial Levels. The Adjustment Factor of each relevant Basket Component is applied to the performance of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Level of such Basket Component is greater than, equal to or less than its Initial Level.

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THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the return may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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CREDIT OF THE ISSUER — The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its payment obligations, you might not receive any amount owed to you under the terms of the securities and you could lose your entire initial investment.

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THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Components, in particular when one or more Basket Components decrease. The value of the securities may also be adversely affected by decreased correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

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THE BASKET COMPONENTS ARE UNEQUALLY WEIGHTED — The Basket Components are unequally weighted. Accordingly, performances by the Basket Components with higher weightings will influence the Redemption Amount to a greater degree than the performances of Basket Components with lower weightings. Due to the Component Weightings of the Basket Components, you will be 100% exposed to any increase or decrease in the level of the Fed Funds Index, 50% exposed to any increase or decrease in the level of the ProVol Hedge Index, 25% exposed to any increase or decrease in the level of EMERALD and 25% exposed to any increase or decrease in the level of EMERALD EM. Thus, the performance of the ProVol Hedge Index will have a greater effect on the Redemption Amount than the performance of either EMERALD or EMERALD EM and any poor performance of the ProVol Hedge Index could negate or diminish the effect on the Redemption Amount of any positive performance by either EMERALD or EMERALD EM.

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PROVOL HEDGE INDEX STRATEGY RISK — The strategy of the ProVol Hedge Index is to generate returns from the expected volatility of the S&P 500® Index by dynamically adjusting a long or short position in the VIX Futures Index based on the size and direction of the Signal and the resulting Allocation based on that Signal.  The Signal aims to determine the likely short-term direction of implied volatility and the level of carrying costs.

However, the Signal may not be predictive of the short-term direction of implied volatility and/or the level of carrying costs.  If the Signal is not successful in determining the likely short-term direction of implied volatility and/or the level of carrying costs, then the resulting Allocation based on that Signal may result in a notional long or short position in the VIX Futures Index that declines in value and causes the levels of the ProVol Hedge Index to decrease. Furthermore, because the ProVol Hedge Index aims to capture more returns from increases in implied volatility than from high carrying costs by applying a leverage factor of 200% when the Allocation is positive, if the Signal causes a positive Allocation, any decline in the level of the VXV Futures Index will be leveraged two times.

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THE PROVOL HEDGE INDEX CONTAINS EMBEDDED COSTS — In calculating the level of the ProVol Hedge Index, Deutsche Bank AG, as the Index Sponsor, will deduct an Index Fee.  The Index Fee takes into account changes in the notional VIX futures contracts position measured by ProVol associated both with the daily rolling from the first month to the second month VIX futures contracts underlying the VIX Futures Index as well as with any changes in the size of the notional position in the VIX Futures Index.  Thus, large or more frequent shifts in the Signal or greater or more frequent changes in VIX futures contracts prices will require greater reallocation and will result in higher costs.   Additionally, lower VIX futures contracts prices, which require a greater number of contracts to be notionally traded in order to achieve the same value, will also result in higher costs.  Because the ProVol Hedge Index takes a leveraged long position in the VIX Futures Index when the Allocation is positive, the Index Fee will be leveraged in the ProVol Hedge Index.

Deutsche Bank AG expects the Index Fee to average between 1.5 basis points and 2 basis points (0.015% and 0.02%) per trading day.  However, the actual Index Fee may be substantially higher on days when there is a substantial change in the Allocation or prices of the VIX futures contracts, resulting in a substantial number or value of VIX futures contracts notionally traded.  From and including 2006 to and including 2012, the annual Index Fees for the ProVol Indices have ranged from 0.00% to 7.12%. Because the calculation of the ProVol Indices began on September 24, 2012, the annual Index Fees from and including 2006 to and including September 23, 2012 were retroactively calculated.

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THERE MAY BE SIGNIFICANT FLUCTUATIONS IN THE LEVEL OF THE PROVOL HEDGE INDEX, WHICH COULD AFFECT THE VALUE OF THE SECURITIES — The performance of the ProVol Hedge Index is dependent on the performance of the notional long or short positions in the VIX Futures Index.  As a consequence, investors should understand that their investment is exposed to the performance of the notional long or short positions in VIX futures contracts.  The prices of the VIX futures contracts can be volatile and move dramatically over short periods of time.  There can be no assurance that the relevant notional long or short exposure will not be subject to substantial negative returns.  Positive returns on the ProVol Hedge Index may therefore be reduced or eliminated entirely due to movements in market parameters.

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VIX FUTURES CONTRACTS HAVE LIMITED HISTORICAL INFORMATION — VIX futures contracts have traded freely only since March 26, 2004, and not all future contracts to all relevant maturities have traded at all times since that date.  Because the VIX futures contracts that underlie the ProVol Hedge Index are of recent origin and limited historical information data exists with respect to them, your investment in the securities may involve a greater risk than investing in alternative securities linked to one or more financial measures with an established record of performance.  The liquidity of trading in VIX futures contracts could decline in the future, which could affect adversely the value of the securities.

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THE VIX INDEX AND VXV INDEX ARE BASED ON THEORETICAL CALCULATIONS AND ARE NOT TRADABLE INDICES — The VIX Index and the VXV Index (used to calculate the second and third volatility indicators of the ProVol Hedge Index) are theoretical calculations and cannot be traded on a spot price basis.  The settlement price at maturity of the VIX futures contracts reflected in the VIX Futures Index is based on this theoretically derived calculation.  As a result, the behavior of the VIX futures contracts may be different from futures contracts whose settlement prices are based on a comparable tradable asset.

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THE SECURITIES ARE NOT LINKED TO THE VIX INDEX, AND THE VALUE OF THE SECURITIES MAY BE LESS THAN IT WOULD HAVE BEEN HAD THE SECURITIES BEEN LINKED TO THE VIX INDEX — The value of the securities will be linked, in part, to the value of the ProVol Hedge Index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited.  The ProVol Hedge Index is based upon holding a notional long or short position in the VIX Futures Index, which holds a rolling long position in VIX futures contracts.  The VIX futures contracts will not necessarily track the performance of the VIX Index.  The VIX Futures Index may not benefit from increases or decreases in the level of the VIX Index because such increases or decreases will not necessarily cause the price of the relevant VIX futures contracts to rise or fall.  Thus, the ProVol Hedge Index may not benefit from increases or decreases in the level of the VIX Index either.  Accordingly, a hypothetical investment that was linked directly to the performance of the VIX Index could generate a higher return than the securities.

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EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. The level of EMERALD will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that the level of EMERALD will increase during the term of the securities. EMERALD employs the methodology described in the accompanying underlying supplement. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500®. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof. Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period. The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day. The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry. The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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EMERALD EM STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an asset exhibiting negative serial correlation would under-represent the amount by which the asset moved during the week and realized volatility measured from daily returns of such an asset would exceed realized volatility measured from weekly returns. EMERALD EM reflects a strategy that aims to monetize any negative serial correlation exhibited by the shares of the MSCI Emerging Markets Index Fund (the “Fund Shares”) by periodically buying daily volatility and selling weekly volatility on the Fund Shares in equal notional amounts. The level of EMERALD EM will increase if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that any negative serial correlation of daily returns of the Fund Shares will exist at any time during the term of the securities and thus no assurance that the level of EMERALD EM will increase during the term of the securities. EMERALD EM employs the methodology described in the accompanying underlying supplement No. 5 to implement its underlying strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the Fund Shares. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD EM CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD EM represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the Fund Shares less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD EM is reset based on the realized daily volatility over the past 3 months. The daily-observation volatility of each sub-index is scaled by a factor of 0.97, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD EM.  Historically, this cost factor has been on average approximately 1.5 basis point (0.015%) per trading day.

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THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — While the MSCI Emerging Markets Index Fund invests in stocks denominated in foreign currencies, the Fund Shares are denominated in the U.S. dollar, thereby exposing the Fund Shares to currency exchange rate risk.  Because EMERALD EM tracks the volatility on the Fund Shares and the Fund Shares are exposed to currency exchange rate risk, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies represented in the MSCI Emerging Markets Index Fund. Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	political, civil or military unrest;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index Fund and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the MSCI Emerging Markets Index Fund, the United States and other countries important to international trade and finance. The exposure to exchange rate risk may result in reduced returns to EMERALD EM and have an adverse impact on the value of the securities.

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THE SECURITIES ARE SUBJECT TO NON-U.S. SECURITIES MARKETS RISK — Because the MSCI Emerging Markets Index Fund includes component securities that are issued by non-U.S. companies in non-U.S. securities markets, the securities are subject to non-U.S. securities markets risk. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

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THE SECURITIES ARE SUBJECT TO EMERGING MARKETS RISK — The value of the securities is subject to the political and economic risks of emerging market countries by linking to the performance of EMERALD EM. The stocks held by MSCI Emerging Markets Index Fund includes stocks of companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could adversely affect the value of the securities and the amount payable to you at maturity.

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THE BASKET COMPONENTS HAVE LIMITED PERFORMANCE HISTORY —Calculation of the Fed Funds Index began October 15, 2007. Calculation of the ProVol Hedge Index began on September 24, 2012. Calculation of EMERALD began October 12, 2009. Calculation of EMERALD EM began January 13, 2011. Therefore, the Fed Funds Index, the ProVol Hedge Index, EMERALD and EMERALD EM have limited performance history and no actual investment which allowed tracking of the performance of the Fed Funds Index, the ProVol Hedge Index, EMERALD or EMERALD EM was possible before their respective inception dates.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you. Deutsche Bank AG and its affiliates intend to act as market-makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If, at any time, Deutsche Bank AG or its affiliates do not act as market makers, it is likely that there would be little or no secondary market for the securities.

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THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR SECURITIES AND YOUR BROKER MAY HAVE ECONOMIC INTERESTS THAT ARE DIFFERENT FROM YOURS — We expect to pay a portion of the Adjustment Factors as a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. We expect that the brokerage firm through which you hold your securities will pay a portion of these commissions to your broker.

As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these quarterly commissions if you sell your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these commissions, see “Underwriting (Conflicts of Interest)” in this term sheet.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time remaining to maturity of the securities;

•	the composition of the Basket Components and any changes to the components underlying the Basket Components;

•	the value of Treasury Bills;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	prevailing market prices and volatility levels of U.S. and foreign stock markets and the equity securities included in the S&P 500® Index and the MSCI Emerging Markets Index Fund;

•	the levels and volatility of the VIX Futures Index, the VIX Index, the VXV Index, the S&P 500® Index and the MSCI Emerging Markets Index Fund;

•	prevailing market prices, volatility and liquidity of any VIX futures contracts;

•	the financial condition and results of operations of any companies whose shares comprise the applicable Basket Components and conditions generally in the industries in which such companies operate;

•	interest rates and yields generally;

•	the currency markets generally;

•	supply and demand for the securities;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Basket Components or markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY AFFECT THE VALUE OF THE SECURITIES — We or one or more of our affiliates expect to hedge our exposure from the securities by entering into derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a return on your investment in the securities. Such trading and hedging activities may also cause the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER, THE CALCULATION AGENT AND THE SPONSOR OF EACH OF THE BASKET COMPONENTS ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of each of the Basket Components. We, as the Calculation Agent, will maintain some discretion in making decisions relating to the securities, including whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Component. If a Market Disruption Event occurs on the Final Valuation Date, the Calculation Agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the Closing Level of the disrupted Basket Component. As the Index Sponsor, we carry out calculations necessary to promulgate each of the Basket Components, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate each of the Basket Components in the event the regular means of determining the applicable Basket Component is unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Components. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Components may affect the Redemption Amount you receive at maturity or upon a Redemption Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVELS OF THE BASKET COMPONENTS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Basket Components to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Levels, the returns of the Basket Components and the Redemption Amount. There can be no assurance that any determinations made by the Calculation Agent will not adversely affect the value of the securities. Because determinations by Deutsche Bank AG as the Calculation Agent for the securities may adversely affect the securities, potential conflicts of interest exist between Deutsche Bank AG and you, as a holder of the securities.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — As of the date of this term sheet, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Fed Funds Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Fed Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t) = ((Calendar Days(t,t’) / 360)*R(t’)+1))* IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

Historical Information

The Fed Funds Index

The following graph sets forth the historical performance of the Fed Funds Index from June 12, 2008 through June 12, 2013. The closing level of the Fed Funds Index on June 12, 2013 was 172.1240. We obtained the historical closing levels of the Fed Funds Index from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical levels of the Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the Fed Funds Index will result in the return of any of your initial investment.

The ProVol Hedge Index

The ProVol Hedge Index has existed only since September 24 2012 and publication of the ProVol Hedge Index began on September 24, 2012. The historical performance data below from September 24, 2012 through June 12, 2013 represent the actual performance of the ProVol Hedge Index. The performance data prior to September 24, 2012, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of the ProVol Hedge Index using archived data and the current methodology for the calculation of the ProVol Hedge Index. The closing level of the ProVol Hedge Index on June 12, 2013 was 864.25. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the ProVol Hedge Index was possible at any time prior to September 24, 2012. Accordingly, the results shown before September 24, 2012 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of retroactive application of the index methodology designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. The historical levels of the ProVol Hedge Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the ProVol Hedge Index will result in the return of any portion of your initial investment.

EMERALD

EMERALD has existed only since October 12, 2009 and publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through June 12, 2013 represent the actual performance of EMERALD. The performance data prior to October 12, 2009, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on June 12, 2013 was 216.04. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. Accordingly, the results shown before October 12, 2009 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of retroactive application of the index methodology designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

EMERALD EM

EMERALD EM has existed only since January 13, 2011 and publication of EMERALD EM began on January 13, 2011. The historical performance data below from January 13, 2011 through June 12, 2013 represent the actual performance  of EMERALD EM. The performance data prior to January 13, 2011, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of  EMERALD EM using archived data and the current methodology for the calculation of EMERALD EM. The closing level of EMERALD EM on June 12, 2013 was 205.87. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD EM was possible at any time prior to January 13, 2011. Accordingly, the results shown before January 13, 2011 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of retroactive application of the index methodology designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. The historical levels of EMERALD EM should not be taken as an indication of future performance, and no assurance can be given as to the Final Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of EMERALD EM will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that offer exposure to the performance of a weighted basket (the “Basket”) that consists of 100% of the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”), 50% of the Deutsche Bank ProVol Hedge Index (the “ProVol Hedge Index”), 25% of the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) and 25% of the Deutsche Bank Equity Mean Reversion Alpha Index Emerging Markets (“EMERALD EM”). We refer to each of the Fed Funds Index, the ProVol Hedge Index, EMERALD and EMERALD EM as a “Basket Component” and together the “Basket Components.”

The securities are included in our Global Notes, Series A referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Adjustments to Valuation Dates and Payment Dates

If (i) the Final Valuation Date or Redemption Trigger Valuation Date (each, a “Valuation Date”) is not a trading day with respect to any Basket Component or (ii) a Market Disruption Event for any Basket Component occurs or is continuing on the relevant Valuation Date, then the Valuation Date for such disrupted Basket Component will be postponed to the immediately succeeding trading day on which no Market Disruption Event for such Basket Component occurs or is continuing. The Valuation Date for any such Basket Component will not be postponed later than the fifth scheduled trading day after the date originally scheduled for such Valuation Date (the “Fifth Day”). If the relevant Valuation Date is postponed to the Fifth Day and (i) the Fifth Day is not a trading day with respect to such Basket Component or (ii) a Market Disruption Event for such Basket Component occurs or is continuing on the Fifth Day, then, on the Fifth Day the Closing Level of such Basket Component will be determined by the Calculation Agent in good faith and in a commercially reasonable manner. The Closing Level for a Basket Component not disrupted on the original Valuation Date will be determined on the originally scheduled Valuation Date.

If the Maturity Date or the Redemption Trigger Payment Date, (each, a “Payment Date”) is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date. If, due to a Market Disruption Event, a non-trading day or otherwise, the Valuation Date for any Basket Component is postponed, the Maturity Date or the Redemption Trigger Payment Date, as applicable, will be postponed in order to maintain the same number of business days that had originally been scheduled between such postponed Valuation Date and the Maturity Date or Redemption Trigger Payment Date, as applicable.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Component separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Market Disruption Events

With respect to the Fed Funds Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

With respect to the ProVol Hedge Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 7 has occurred or is continuing.

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Disruption Event” or “Force Majeure Event” as defined under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 has occurred or is continuing.

With respect to EMERALD EM, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)” in the accompanying underlying supplement No. 5 has occurred or is continuing.

“Relevant Exchange(s)” means,

•	For the ProVol Hedge Index, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 7;

•	For EMERALD, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5; and

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For EMERALD EM, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex Emerging Markets (“EMERALD EM”)” in the accompanying underlying supplement No. 5.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Component discontinues publication of such Basket Component and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the official closing level of such Successor Index on which a level for such Basket Component must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor of a Basket Component discontinues publication of such Basket Component prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the Calculation Agent will determine the Closing Level for such Basket Component for such Relevant Date and (b) the level for such Basket Component, if applicable, at any time on such Relevant Date will be deemed to equal the Closing Level for such Basket Component on that Relevant Date, as determined by the Calculation Agent. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Component or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently comprising such Basket Component or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Component or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Component or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Component or a Successor Index is in any other way modified so that the level of such Basket Component or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Component or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Closing Level of such Basket Component or Successor Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Component or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant Closing Level with reference to such Basket Component or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Component or Successor Index is modified so that the level of such Basket Component or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Component or Successor Index), then the Calculation Agent will adjust such Basket Component or Successor Index in order to arrive at a level of such Basket Component or Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch (the “Calculation Agent”). As Calculation Agent, Deutsche Bank AG, London Branch will determine, among other things, all values and levels required for the purposes of the securities, whether a Redemption Trigger Event has occurred, whether there has been a Market Disruption Event or a discontinuation of a Basket Component and whether there has been a material change in the method of calculating a Basket Component. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Redemption Trigger Event on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the Closing Levels of the Basket Components and the Basket Level will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon a Redemption Trigger Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities – Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities – Modification of an Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

Deutsche Bank Securities Inc. (“DBSI”) intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities.  It applies to you only if you hold your securities as capital assets within the meaning of Section 1221 of the Code. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this term sheet, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on current market conditions, it is more likely than not that a security will be treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, with the consequences described below. Our special tax counsel has advised, however, that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

You should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including at maturity or upon early redemption). Upon a taxable disposition of a security (including at maturity or upon early redemption), you should recognize gain or loss equal to the difference between the amount you realize and the amount you paid to acquire the security. Your gain or loss generally should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, rebalancing, reconstitution, change in methodology of, or substitution of a successor to, a Basket Component or an index constituent could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, over the term of the securities, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

If a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or their components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment at maturity or upon a Redemption Trigger Event. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date could decrease the closing levels of the Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or instruments whose value is derived from the Basket Components or its components. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and DBSI, as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the term sheet.

DBSI, acting as agents for Deutsche Bank AG, will not receive a commission in connection with the sale of the securities. However, we expect to pay a portion of the Adjustment Factors as a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchased securities in this offering and who continue to hold their securities. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. For each $1,000 Face Amount of securities purchased by clients of DBSI, in the initial distribution and held by such clients on the applicable Fee Determination Date, the aggregate selling commission or fee applicable on a Fee Determination Date will be equal to the Face Amount of securities times (a) 0.25% times (b) 2 times (c) sum of the products of (i) the Component Weighting of each of the ProVol Hedge Index, EMERALD and EMERALD EM and (ii) 1 plus the Performance of the respective Basket Component on such Fee Determination Date. A “Fee Determination Date” is the first trading day of each September, December, March and June during which any securities remain outstanding, beginning on September 1, 2013. For example, if the Closing Levels of the ProVol Hedge Index, EMERALD and EMERALD EM on the first Fee Determination Date (September 1, 2013) were equal to their respective Initial Levels, the selling commission per $1,000 Face Amount of securities would be calculated as follows (the number of calendar days from, and including, the Trade Date to, but excluding, the first Fee Determination Date is 75 calendar days): $1,000 x 0.25% x ((50% x 1 x (1 – 0.0125 x (75/365))) + (25% x 1 x (1 – 0.0125 x (75/365))) + (25% x 1 x (1 – 0.0125 x (75/365)))) = $2.49.

The aggregate selling commissions and fees paid during the term of the securities will not exceed 8% of the aggregate amount of securities issued. DBSI may pay a portion of these selling commissions or fees to the brokers or placement agents through whom the securities were purchased and are held. To find out the amount of selling commissions or fees paid or payable in respect of each $1,000 Face Amount of securities on any Fee Determination Date or in the aggregate, the security holder should contact the Issuer at (212) 454-9947. See “Risk Factors — Certain Built-in Costs Are Likely To Adversely Affect The Value Of The Securities Prior To Maturity” and “Risk Factors — The Brokerage Firm Through Which You Hold Your Securities And Your Broker May Have Economic Interests That Are Different From Yours.” The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

 Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.